To The Members

Prime Resource, LLC and subsidiaries:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Interest of Experts and Counsel" in the prospectus.

/s/ Carver Hovey & Co.
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    Carver Hovey & Co.
    Layton, Utah
    May 15, 2002